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                                                                      Ex-99.1(a)
                           ARTICLES OF INCORPORATION
                                      OF
                     MERRILL LYNCH BASIC VALUE FUND, INC.

                                    * * * *

                                   ARTICLE I

                 THE UNDERSIGNED, STEPHEN M. M. MILLER, whose post-
            office address is One Liberty Plaza, 165 Broadway, New York, New York 10006, being at least eighteen years of age, does hereby act as an incorporator, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations and with the intention of forming a corporation.

                                  ARTICLE II

                                     NAME
                                     ----

                 The name of the Corporation is
                    MERRILL LYNCH BASIC VALUE FUND., INC.

                                  ARTICLE III

                              PURPOSES AND POWERS
                              -------------------

                 The purpose or purposes for which the Corporation is
            formed and the business or objects to be transacted, carried on and promoted by it are as follows:

                (1) To conduct and carry on the business of an invest-
            ment company of the management type.
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                (2) To hold, invest and reinvest its assets in se-
           curities, and in connection therewith to hold part or all of its assets in cash.

                (3) To issue and sell shares of its own capital stock in such amounts and on such terms and conditions, for such purposes and for such amount or kind of consideration now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation, as its Board of Directors may determine; provided, however, that the value of the consideration per share to be received by the Corporation upon the sale or other disposition of any shares of its capital stock shall not be less than the net asset value per share of such capital stock outstanding at the time of such event.

                (4) To redeem, purchase or otherwise acquire, hold, dispose of, resell, transfer, reissue or cancel (all with-out the vote or consent of the stockholders of the Corporation) shares of its capital stock, in any manner and to the extent now or hereafter permitted by the General Laws of the State of Maryland and by these Articles of Incorporation.

                (5) To do any and all such further acts or things and to exercise any and all such further powers or rights as may be necessary, incidental, relative, conducive, appropriate or desirable for the accomplishment, carrying out or attain-ment of all or any of the foregoing purposes or objects.


                                     2.
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                  The Corporation shall be authorized to exercise and
             enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations by the General Laws of the State of Maryland now or hereafter in force, and the enumbera-tion of the foregoing shall not be deemed to exclude any powers, rights or privileges so granted or conferred.

                                   ARTICLE IV

                       PRINCIPAL OFFICE AND RESIDENT AGENT
                       -----------------------------------

                 The post-office address of the principal office of the
             Corporation in the State of Maryland is c/o The Corporation Trust Incorporated, First Maryland Building, 25 South Charles Street, Baltimore, Maryland 21201. The name of the resident agent of the Corporation in this State is The Corporation Trust Incorporated, a corporation of this State, and the post-office address of the resident agent is First Maryland Building, 25 South Charles Street, Baltimore, Maryland
             21201.

                                   ARTICLE V

                                 CAPITAL STOCK
                                 -------------

                 (1) The total number of shares of capital stock which
             the Corporation shall have authority to issue ss One Hundred Million (100,000,000) shares, all of one class called Common Stock, of the par value of Ten Cents ($0.10) per share and of the aggregate par value of Ten Million Dollars ($10,000,000).

                                     3.
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                  (2) Any fractional share shall carry proportionately
             all the rights of a whole share, excepting any right to receive a certificate evidencing such fractional share, but including, without 1imitation, the right to vote and the right to receive dividends.

                  (3) All persons who shall acquire stock in the Cor-
             poration shall acquire the same subject to the provisions of these Articles of Incorporation and the by-laws of the Corporation.


                                 ARTICLE VI

                      PROVISIONS FOR DEPINING, LIMITING
                      AND REGULATING CERTAIN POWERS OF
                      THE CORPORATION AND OF THE DIRECTORS
                      AND STOCKHOLDERS
                      ------------------------------------

                  (1) The number of directors of the Corporation shall
             be three (3) which number may be increased pursuant to the by-laws of the Corporation but shall never be less than three (3) The names of the directors who shall act until the first annual meeting or until their successors are duly elected and qualify are:

                                Arthur Zeikel
                                William W. Hewitt, Jr.
                                Stephen M. M. Miller

                  (2) The Board of Directors of the Corporation is
             hereby empowered to authorize the issuance from time to time of shares of capital stock, whether now or hereafter author-ized, for such consideration as the Board of Directors may

                                      4.
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             deem advisable, subject to such limitations as may be set
             forth in these Articles of Incorporation or in the by-laws of the Corporation or in the General Laws of the State of Maryland.

                  (3) No holder of stock of the Corporation shall, as
             such holder, have any right to purchase or subscribe for any shares of the capital stock of the Corporation or any other security of the Corporation which it may issue or sell (whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise) other than such right, if any, as the Board of Directors, in its discretion, may determine.

                 (4) Each director and each officer of the Corporation
             shall be indemnified by the Corporation to the full extent permitted by the General Laws of the State of Maryland.

                 (5) The Board of Directors of the Corporation may
             make, alter or repeal from time to time any of the by-laws of the Corporation except any particular by-law which is specified as not subject to alteration or repeal by the Board of Directors, subject to the requirements of the In-vestment Company Act of 1940, as amended.


                                     5.
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                                 ARTICLE VII

                                 REDEMPTION
                                 ----------

                  Each holder of shares of capital stock of the Cor-
             poration shall be entitled to require the Corporation to redeem all or any part of the shares of capital stock of the Corporation standing in the name of such holder on the books of the Corporation, and all shares of capital stock issued by the Corporation shall be subject to redemption by the Corporation, at the redemption price of such shares as in effect from time to time as may be determined by the Board of Directors of the Corporation in accordance with the provisions hereof, subject to the right of the Board of Directors of the Corporation to suspend the right of re-demption of shares of capital stock of the Corporation or Postpone the date of payment of such redemption price in accordance with provisions of applicable law. The redemption price of shares of capital stock of the Corporation shall be the net asset value thereof as determined by the Board of Directors of the Corporation from time to time in accordance with the provisions of applicable law, less such redemption fee or other charge, if any, as may be fixed by resolution of the Board of Directors of the Corporation. Payment of the redemption price shall be made in cash by the Corporation at such time and in such manner as may be determined from time to time by the Board of Directors of the Corporation.

                                      6.
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                                   ARTICLE VIII

                               DETERMINATION BINDING
                               ---------------------

                     Any determination made in good faith, so far as ac-
                counting matters are involved, in accordance with accepted accounting practice by or pursuant to the direction of the Board of Directors, as to the amount of assets, obligations or liabilities of the Corporation, as to the amount of net income of the Corporation from dividends and interest for any period or amounts at any time legally available for the payment of dividends, as to the amount of any reserves or charges set up and the propriety thereof, as to the time of or purpose for creating reserves or as to the use, alteration or cancellation of any reserves or charges (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged), as to the price of any security owned by the Corporation or as to any other matters relating to the issuance, sale, redemption or other acquisition or disposition of securities or shares of capital stock of the Corporation, and any reasonable determination made in good faith by the Board of Directors as to whether any transaction constitutes a purchase of securities on "margin", a sale of securities "short", or an underwriting of the sale of, or a participation in any underwriting or selling group in con-nection with the public distribution of, any securities,

                                       7.
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             shall be final and conclusive, and shall be binding upon the
             Corporation and all holders of its capital stock, past, present and future, and shares of the capital stock of the Corporation are issued and sold on the condition and under-standing, evidenced by the purchase Of shares of capital stock or acceptance of share certificates, that any and all such determinations shall be binding as aforesaid. No pro-vision of these Articles of Incorporation shall be effective to (a) require a waiver of compliance with any provision of the Securities Act of 1933, as amended, or the Investment Company Act of 1940, as amended, or of any valid rule, regulation or order of the Securities and Exchange Commission thereunder or (b) protect or purport to protect any director or officer of the Corporation against any liability to the Corporation or Its security holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

                                 ARTICLE IX

                             PERPETUAL EXISTENCE
                             -------------------

                  The duration of the Corporation shall be perpetual.

                                  ARTICLE X

                                  AMENDMENT
                                  ---------

                  The Corporation reserves the right from time to time
            to make any amendment Of its charter, now or hereafter

                                      8.
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            authorized by law, including any amendment which alters
            the contract rights, as expressly set forth in its charter, of any outstanding stock.

                 IN WITNESS WHEREOF, the undersigned incorporator of
            MERRILL LYNCH BASIC VALUE FUND, INC. hereby executes the foregoing Articles of Incorporation and acknowledges the same to be his act and further acknowledges that, to the beat of his knowledge, the matters and facts set forth therein are true in all material respects under the penal-ties of perjury.

                 Dated the 22nd day of March, 1977.



                                           /s/ Stephen M. M. Miller
                                           ------------------------
                                           Stephen M. M. Miller







                                      9.